UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 23, 2015

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with a reorganization, Sudhakar Ramakrishna, Senior Vice President and General Manager, Enterprise and Service Provider Division, of Citrix Systems, Inc. (“Citrix”), has decided to leave Citrix. Citrix has eliminated the role of Senior Vice President and General Manager, Enterprise and Service Provider Division. Mr. Ramakrishna has agreed to remain as an employee of Citrix to provide transitional advisory services to the company through May 31, 2015 as Citrix’s Senior Vice President, Products. As a result of these changes, Mr. Ramakrishna ceased to serve as an executive officer (as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934) of Citrix effective February 26, 2015.

In addition to receiving his current compensation and benefits during the transition period, and pursuant to a mutual separation and release agreement entered into between Mr. Ramakrishna and Citrix on February 25, 2015, Citrix agreed to pay Mr. Ramakrishna separation compensation payments equal to his current base salary for the period from his termination date through May 31, 2016 and his current annual target variable cash compensation amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: February 26, 2015	By:	/s/ David J. Henshall
	Name:	David J. Henshall
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer